Personal Investment Management
Portfolio Series
6477 Irvine Center Drive
Irvine, California 92619

Courtney R. Taylor
Secretary

December 15, 2009

Capital Guardian Trust Company
333 South Hope Street
Los Angeles, CA  90071

Re:   Investment Letter

Gentlemen and Ladies:

Personal Investment Management Portfolio Series, a Delaware statutory trust (the “Trust”), hereby offers to sell to you one share of beneficial interest (no par value) of each of its series of funds, (the “Shares”) at a price of $10.00 per share upon the following terms and conditions:

You agree to pay to the Trust the aggregate purchase price of $50.00 against delivery of a statement confirming the registration of the Shares in your name.

You represent to the Trust that you are purchasing the Shares for your own account for investment purposes and not with the present intention of redeeming or reselling the Shares and that the purchase price of such Shares is in payment for an equity interest and does not represent a loan or temporary advance by you.

Very truly yours,

PERSONAL INVESTMENT MANAGEMENT
PORTFOLIO SERIES

By ____________________________
                                                                                         Courtney R. Taylor, Secretary

Confirmed and agreed to December 15, 2009:

CAPITAL GUARDIAN TRUST COMPANY

By ___________________________________
     Michael D. Beckman, Senior Vice President

Capital Private Client Services Funds
6477 Irvine Center Drive
Irvine, California 92619

Courtney R. Taylor
Secretary

March 25, 2010

Capital Group International, Inc.
333 South Hope Street
Los Angeles, CA  90071

Re:         Investment Letter

Gentlemen and Ladies:

Capital Private Client Services Funds, a Delaware statutory trust (the “Trust”), hereby offers to sell to you 9,999 shares of beneficial interest (no par value) of each of its series of funds, (the “Shares”) at a price of $10.00 per share upon the following terms and conditions:

You agree to pay to the Trust the aggregate purchase price of $499,950.00 against delivery of a statement confirming the registration of the Shares in your name.

You represent to the Trust that you are purchasing the Shares for your own account for investment purposes and not with the present intention of redeeming or reselling the Shares and that the purchase price of such Share is in payment for an equity interest and does not represent a loan or temporary advance by you.

Very truly yours,

CAPITAL PRIVATE CLIENT SERVICES FUNDS

By ____________________________
                                                                                         Courtney R. Taylor, Secretary

Confirmed and agreed to March 25, 2010:

CAPITAL GROUP INTERNATIONAL, INC.

By ____________________________
     Peter C. Kelly, Secretary